Exhibit 10.23

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this “Agreement”) is entered into as of the 9th day of December, 2014, by and between FREMONT LAKE UNION CENTER LLC, a Delaware limited liability company (“Landlord”), and IMPINJ, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated as of November 17, 2004 (the “Office Lease”), as amended by that certain First Amendment to Lease dated as of July 21, 2006 (the “First Amendment”), and that certain Second Amendment to Lease dated as of December 11, 2009 (the “Second Amendment”) (the Office Lease, the First Amendment and the Second Amendment shall collectively be referred to herein as the “Lease”), whereby Landlord leases to Tenant, and Tenant leases from Landlord, approximately 37,716 rentable square feet of space commonly known as Suite 300 (the “Premises”) and located on the third (3rd) floor of the building (the “Building”) located at 701 North 34th Street, Seattle, Washington.

B. Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1. Effectiveness of this Lease Termination Agreement. Landlord and Tenant hereby acknowledge and agree that, notwithstanding the full execution and delivery of this Agreement by Landlord and Tenant (which shall occur on or before February 1, 2015), this Agreement is expressly conditioned upon the full execution and delivery of a lease agreement (the “Third-Party Lease”) by Landlord and Tableau Software, Inc. (the terms and conditions of which Third-Party Lease shall be acceptable to Landlord in its sole and absolute discretion) with respect to such third-party tenant’s lease of the Premises following the “Termination Date,” as defined in Section 2 below (the “Condition Precedent”). Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause all or any portion of the Condition Precedent to be satisfied. The Lease shall remain unmodified and in full force and effect unless and until such time as the Condition Precedent is satisfied, provided that in the event the Condition Precedent is not satisfied on or before February 1, 2015, then this Agreement shall be null and void, and of no further force or effect.

2. Termination of the Lease. Landlord and Tenant hereby agree that, subject to the terms and conditions of Section 1 above, and conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect as of 11:59 P.M. Pacific Time on October 31, 2015 (the “Termination Date”), provided that Tenant may accelerate such Termination Date to a date no earlier than June 30, 2015 by providing Landlord with not less than five (5) months written notice prior to the desired accelerated Termination Date. Effective as of the date of this Agreement, all rights of Tenant to extend the Term of the Lease set forth in Section 9 of the Second Amendment are hereby terminated and are of no further force or effect.

3. Surrender of Premises. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease. On or before the Termination Date, Tenant shall, at Tenant’s sole cost and expense, remove or cause to be removed from the Premises any and all furniture and equipment, free-standing cabinet work, all telephone, computer, data and other cabling and wiring, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as well as any improvements and/or alterations required to be removed by Tenant under the terms of the Lease upon the expiration or earlier termination of the Lease, and deliver the Premises to Landlord in a broom-clean condition. Tenant shall immediately repair at its own expense all damage to the Premises and the Building resulting from any such removal. If Tenant fails to complete such removal and/or repair any damage caused by such removal, Landlord may (but shall not be obligated to) do so and may charge the reasonable and actual cost thereof to Tenant.

4. Release of Liability. Except as otherwise provided in Sections 5 and 6 hereof, and conditioned on the performance by the parties of the provisions of this Agreement:

(a) Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease; and

(b) this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease after the Termination Date.

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

5. Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 5 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

6. Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant’s payment of reconciliation of “Operating Costs” and “Taxes” as those terms are defined in Section 2.19 and Section 2.27 of the Office Lease, respectively) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof after the Termination Date, then the provisions of Section 30.13 of the Office Lease shall apply.

7. Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

8. Disposition of Personal Property. Notwithstanding the above, Tenant shall continue to have access to the Premises through and including the Termination Date in order to remove all of its personal property, equipment and signage (“Personal Property”) from the Premises. In the event that Tenant does not remove its Personal Property from the Premises prior to such Termination Date, Tenant acknowledges that Landlord shall be entitled, but shall not be obligated, to dispose of said Personal Property in any manner it deems fit, and charge the cost of such disposal to Tenant. Tenant hereby waives any rights it may have to notice under the applicable “Laws and Regulations” (as that term is defined in Section 2.13 of the Office Lease) with respect to such Personal Property.

9. Governing Law. This Agreement shall be governed and construed under the laws of the State of Washington.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

11. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

12. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

13. Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

14. Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

15. Defined Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

“LANDLORD”	FREMONT LAKE UNION CENTER LLC,
a Delaware limited liability company

	By:	KILROY REALTY, L.P.,
a Delaware limited partnership
Its Sole Member

		By:	Kilroy Realty Corporation,
a Maryland corporation, doing business in the State of Washington as Kilroy Realty Northwest Corporation
its General Partner

		By:	/s/ J. Michael Shields
Name: J. Michael Shields
Its: Sr. Vice President

		By:	/s/ John T. Fucci
Name: John T. Fucci
Its: Sr. Vice President
Asset Management

“TENANT”	IMPINJ, INC.,
a Delaware corporation

	By:	/s/ Evan Fein
Name: Evan Fein
Its: CFO

	By:	/s/ Chris Diorio
Name: Chris Diorio
Its: CEO

NOTARY PAGES

STATE OF WA	)
) ss.
COUNTY OF King	)

I certify that I know or have satisfactory evidence that Evan Fein is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the CFO of IMPINJ, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 12/9/14

/s/ Stacy L. Jones
(Signature)

Title: Notary Public
Notary Public in and for the State of WA
My appointment expires: 3/17/18

STATE OF WA	)
) ss.
COUNTY OF King	)

I certify that I know or have satisfactory evidence that Chris Diorio is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the CEO of IMPINJ, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 12/9/14

/s/ Stacy L. Jones
(Signature)

Title: Notary Public
Notary Public in and for the State of WA
My appointment expires: 3/17/18

STATE OF WA	)
) ss.
COUNTY OF King	)

I certify that I know or have satisfactory evidence that J. Michael Shields is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Sr. Vice President of KILROY REALTY CORPORATION, a Maryland corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: December 10, 2014
/s/ Michelle N. Clingingsmith
(Signature)
Title: Leasing & Marketing Associate
Notary Public in and for the State of WA
My appointment expires: Sept 29, 2015

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

On December 15, 2014, before me, James K. Doyle, a Notary Public, personally appeared John T. Fucci, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ James K. Doyle, Notary Public